IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA

HEALTHIER CHOICES MANAGEMENT CORP., Plaintiff, v. PHILIP MORRIS USA, INC. and PHILIP MORRIS PRODUCTS S.A., Defendants.	Civil Action No. DEMAND FOR JURY TRIAL

COMPLAINT FOR PATENT INFRINGEMENT

Plaintiff Healthier Choices Management Corp. (“Healthier Choices”), by and through its undersigned counsel, brings this action for patent infringement against Defendants Philip Morris USA, Inc. (“Philip Morris USA”) and Philip Morris Products S.A. (“PMP”) (collectively, “Defendants”) and alleges as follows:
NATURE OF ACTION

1.	This is a civil action for patent infringement of U.S. Patent No.

10,561,170 (“the ’170 patent”), arising under the United States patent laws, Title 35, United States Code §§ 100, et seq., including 35 U.S.C. § 271.
2.	The inventions claimed in the ’170 patent are the result of significant investment, research, and development by Healthier Choices and relate to innovative products and methods for, inter alia, consumers’ use and enjoyment of tobacco products.
3.	With this lawsuit, Healthier Choices seeks to be compensated for Defendants’ use of its patented technology.
THE PARTIES

4.	Healthier Choices is a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at 3800 North 28th Way, Suite 1, Hollywood, Florida 33020.
5.
On information and belief, Philip Morris USA is a corporation organized and existing under the laws of the Commonwealth of Virginia, having its principal place of business at 6601 West Broad Street, Richmond, Virginia 23230, and further maintaining places of business in this District at 3393 Peachtree Road N.E., Atlanta, Georgia 30326 and 3333 Buford Drive, Space 1004, Buford, Georgia 30519.

6.	On information and belief, PMP is a societe anonyme existing under the laws of Switzerland, with a corporate address at Quai Jeanrenaud 3, 2000 Neuchâtel, Switzerland.

JURISDICTION AND VENUE

7.	This action arises under the Patent Laws of the United States, 35

U.S.C. §§ 100, et seq., and this Court has subject matter jurisdiction over Healthier Choices’ patent infringement claims under 28 U.S.C. §§ 1331 and 1338(a).
8.
This Court has personal jurisdiction over Defendants consistent with the principles of due process and the Georgia Long-Arm Statute based on Defendants’ contacts with the State of Georgia and this District. Defendants regularly transact and conduct business within the State of Georgia and have committed and continue to commit acts of patent infringement and/or contribute to and induce acts of patent infringement by others within the State of Georgia and this District.

9.
Defendants have committed and continue to commit acts of infringement, directly and/or indirectly, within this District and the State of Georgia by, inter alia, making, using, selling, offering for sale, importing, advertising, and/or promoting products in this District that infringe one or more claims of the ’170 patent, and/or inducing others to commit such acts in this District.

10.	This court has personal jurisdiction over PMP. As a foreign corporation, personal jurisdiction exists over PMP pursuant to Federal Rule of

Civil Procedure 4(k)(2). In addition, personal jurisdiction exists over PMP based on the fact that it is responsible for causing patent infringement to occur in the State of Georgia and this District.
11.
Personal jurisdiction is appropriate over PMP because PMP manufactures and imports the accused infringing product into this District and PMP is the regulatory approval holder for the accused infringing product. On information and belief, PMP is the regulatory approval holder of the Pre-Market Tobacco Product Application (“PMTA”) for the IQOS® “Tobacco Heating System”, which U.S. Food & Drug Administration (“FDA”) approved in April 2019. (See Exh. B (FDA News Release dated April 30, 2019, announcing it authorized the marketing of IQOS®); see also Exh. C (FDA Marketing Order dated April 30, 2019).) On information and belief, PMP manufactures the accused infringing product, and the accused infringing product is imported, offered for sale, sold, and/or used in the United States, including within this District, based on FDA’s approval of PMP’s PMTA for IQOS®. (See id.)

12.
This court has personal jurisdiction over Philip Morris USA. On information and belief, Philip Morris USA is in the business of developing, manufacturing, distributing, marketing, offering for sale, selling, and instructing its customers how to use tobacco products, including distributing, marketing, offering for sale, selling, and instructing its customers to use the accused infringing product within this District.
13.
On information and belief, Philip Morris USA has purposefully conducted and continues to conduct business within this District, inter alia, by maintaining an active registration as a corporation with the Secretary of State of the State of Georgia under Control Number H857380, and by maintaining a Registered Agent within this District located at 289 South Culver Street, Lawrenceville, Georgia 30046-4805.

14.
On information and belief, Philip Morris USA owns, operates, and maintains a website that facilitates the offer for sale, sale, and/or use of the accused infringing product (www.getiqos.com), which is accessible by residents within this District and the State of Georgia. This website includes a “Store Locator” feature that enables and encourages residents within this District and the State of Georgia to find retail establishments that offer for sale, sell, and/or instruct consumers how to use the accused infringing product.  (See Exh. D (www.getiqos.com store locator website, identifying retail establishments within this District at which the accused infringing product can be purchased).)

15.	On information and belief, Philip Morris USA owns and maintains regular and established places of business in the State of Georgia and within this

District for the purpose of offering for sale, selling, using, and/or instructing its customers how to use the accused infringing product. On information and belief, Philip Morris USA owns and maintains retail establishments at the Lenox Square shopping center with an address of 3393 Peachtree Rd. NE, Atlanta, Georgia 30326, (Exh. E (IQOS® store locator identifying an IQOS® Store at Lenox Square in Atlanta, Georgia); Exh. F (IQOS® store location within the Lenox Square shopping center)) and at the Mall of Georgia shopping center with an address of 3333 Buford Dr., Space 1004, Buford, Georgia 30519 (Exh. G (IQOS® store locator identifying an IQOS® Store at the Mall of Georgia in Buford, Georgia); Exh. H (IQOS® store location within the Mall of Georgia)) for the purpose of offering for sale, selling, using, and/or instructing its customers how to use the accused infringing product. (Exh. D.) Philip Morris USA also offers for sale, sells, uses, and/or instructs consumers how to use the accused infringing products at dedicated kiosks it established and maintains within this District at retail establishments of multiple third parties (e.g., Walgreens, Quiktrip, and Kroger).
16.
On information and belief, Philip Morris USA’s retail establishments that offer for sale, sell, use, and/or instruct consumers how to use the accused infringing product within this District were temporarily closed during portions of March, April, May, and/or June of 2020 as a result of the COVID-19 pandemic, but have re-opened as of June 22, 2020. (See Exh. I (IQOS® store locations, including the Lenox Square Store and the Mall of Georgia Store, re-open on June 22, 2020).)
17.
Through its websites, retail establishments, and marketing within this District and the State of Georgia, Defendants solicit customers in the State of Georgia and this District, have customers who are residents of the State of Georgia and this District, have customers who buy and use Defendants’ infringing products in the State of Georgia and in this District, and have hired employees who reside within this District to operate and maintain retail establishments within the State of Georgia and this District where the accused infringing product is offered for sale, sold, and/or used.

18.
Defendants have purposefully availed themselves of the privileges of conducting business in the State of Georgia and in this District and should reasonably anticipate being sued in this District. The exercise of jurisdiction over Defendants would not offend traditional notions of fair play and substantial justice.

19.	Healthier Choices’ claim of patent infringement arises directly from Defendants’ business contacts and activities in the State of Georgia and within this District.

20.	Venue is proper in this District as to Philip Morris USA under 28

U.S.C. § 1400(b) because, inter alia, Philip Morris USA has regular and established places of business in the District. Further, Philip Morris USA uses its regular and established places of business in this District to offer for sale, sell, use, and/or instruct its customers to use the accused infringing product thereby committing, inducing, and/or contributing to acts of patent infringement in this District. (See Exh. D-I.)
21.
Venue is proper as to PMP by virtue of 28 U.S.C. §§ 1391(c)(3) and 1400(b) because PMP is a foreign entity that has committed acts of infringement, or induced others (including, but not limited to, Philip Morris USA) to commit acts of infringement, within this District. Moreover, there is personal jurisdiction over PMP in this District, and thus, venue is proper in this District for this additional reason.

THE ’170 PATENT

22.
The ’170 patent is entitled “Electronic Pipe,” and was duly and legally issued by the United States Patent & Trademark Office (“PTO”) on February 18, 2020. A true and correct copy of the ’170 patent is attached hereto as Exhibit A.

23.
Healthier Choices is the assignee of the entire right, title, and interest in the ’170 patent by way of assignments from the named inventors Edwin Balder, Gilbert Cypert, and Xuandon Huang, which were recorded at the PTO on July 30, 2019 at Reel 049896, Frame 0442.

24.	Independent Claim 1 of the ’170 patent recites the following:

1.	An electronic pipe, comprising:
a battery, an electronic module, a combustible material reservoir, and a heating element fixed in the combustible material reservoir;
combustible material loaded into the combustible material reservoir;
wherein the pipe is structured to transmit an electric current from the battery to the heating element, the heating element initiating a combustion reaction in the combustible material reservoir.
(Exh. A, col. 9:36 – col. 10:4.)

25.	Independent Claim 5 of the ’170 patent recites the following:

5. A method of at least partially combusting a combustible material for inhalation, comprising:
providing an electronic pipe comprising a battery, an electronic module, a combustible material reservoir, and a heating element fixed in the combustible material reservoir;
loading the combustible material into the combustible material reservoir;

activating the electronic pipe such that electric current is transmitted from the battery to the heating element;
initiating, by way of the heating element, a combustion reaction in the combustible material reservoir, the combustion reaction at least partially combusting the combustible material.
(Exh. A, col. 10:15-29.)

DEFENDANTS’ INFRINGING IQOS® PRODUCT

26.
Defendants developed, manufacture, import, offer for sale, sell, and instruct customers how to use a “heat-not-burn” tobacco system that is offered for sale and sold in this District and elsewhere in the United States of America and overseas under the trade name IQOS®. On information and belief, the IQOS® system (the “Accused Infringing Product”) includes three main components: (1) a Tobacco Stick that is “designed to function with the holder”; (2) a Holder into which the Tobacco Stick is inserted and heated; and (3) a Charger that is used to recharge the Holder after each use. (Exh. J at 20-21 (PMP Application for Modified Risk Tobacco Product (“MRTP”), § 2.7 Executive Summary).) As shown below, the Holder includes a Case, Rechargeable Battery, Control Electronics, and Heating Blade.

(Id. at 20-22 (Figure 2).)

27.	On information and belief, each of the components of the Accused Infringing Product shown above were specifically and intentionally designed and are manufactured, offered for sale, sold, and adapted to be used with one another. None of the IQOS® Holder, Electronic Module, Heating Element, Rechargeable Battery and Charger, or Tobacco Stick is a staple article of commerce suitable for a substantial non-infringing use. Rather, the IQOS® Holder, Electronic Module, Heating Element, Rechargeable Battery and Charger, or Tobacco Stick were specifically designed and Defendants sought and obtained FDA regulatory approval for their use solely and exclusively as parts of the Accused Infringing Product, and they are imported, marketed, offered for sale, and sold by Defendants solely and exclusively in and/or for use with the Accused Infringing Product.
28.
Defendants, working in concert with one another, import, distribute, offer for sale, sell, and/or instruct customers how to use the Accused Infringing Product in the United States. Further, Defendants have offered to sell, sold, and/or instructed customers how to use the Accused Infringing Product, including IQOS® Tobacco Sticks at retail establishments within the State of Georgia, including Atlanta, Georgia. The product packaging and labeling for Defendants’ IQOS® Tobacco Sticks states: “Manufactured for Philip Morris USA,” made in Malaysia and Italy.

29.	Defendants instruct customers how to use the Accused Infringing Product by, inter alia, providing customers with an “iQOS Quick Start Guide” and an “iQOS User Guide.” (See Exh. L and M, respectively.) Defendants, import, offer for sale, and sell the Accused Infringing Product with, and the Accused Infringing Product is used according to, the Quick Start Guide and User Guide, each of which instructs consumers to operate the IQOS® system in a manner that infringes at least one claim of the ’170 patent.
30.
Upon information and belief, Defendants’ distributors, retailers, end users, customers, and/or resellers of the Accused Infringing Product operate or use, and/or instruct customers how to operate or use the Accused Infringing Product in the United States in accordance with the IQOS® Quick Start Guide and User Guide, which are included with the Accused Infringing Product.

31.
Upon information and belief, at least since October 2019, PMP has been authorized to import and distribute, and in concert with Philip Morris USA, market, offer for sale, sell, and instruct customers how to use the Accused Infringing Product (including the Tobacco Sticks designed, manufactured, imported, offered for sale, sold, and used with the Accused Infringing Product) in the United States. According to packaging materials submitted to the FDA and included with Accused Infringing Product in the United States, the Accused Infringing Product (including Tobacco Sticks) is manufactured for Philip Morris USA.

32.
Upon information and belief, PMP is the applicant for the PMTA for the IQOS® product and is responsible for and controls the worldwide design, manufacturing, and marketing of the Accused Infringing Product, either directly or indirectly through its related entities, including manufacturing of the Accused Infringing Product or components thereof in one or more of Switzerland, Italy, China, Malaysia, and/or Singapore for importation into the United States.

THE IMPORTATION, SALE, OFFER FOR SALE, AND DISTRIBUTION OF THE ACCUSED INFRINGING PRODUCT
33.
Upon information and belief, on or around May 24, 2017, PMP, in concert with Philip Morris USA, filed PMTAs with FDA seeking approval to import, offer for sale, sell, and/or instruct customers how to use the Accused Infringing Product in the United States.

34.	On or around April 30, 2019, the FDA authorized PMP to import, distribute, market, offer for sale, sell, and commercially use the Accused Infringing Product in the United States. (See Exhs. B-C.)
35.
On information and belief, beginning in October 2019, Defendants began importing, distributing, marketing, offering for sale, selling, and commercially using the Accused Infringing Product in the United States, including in this District.

36.
Upon information and belief, PMP manufactures components of all of the Accused Infringing Product for Philip Morris USA, and the Accused Infringing Product is imported into the United States for sale and/or offer for sale after importation.

37.
Since at least October 2019, Defendants have and continue to use, sell, offer to sell, market, and/or distribute the Accused Infringing Product from at least one store that Defendants own and operate in Atlanta, Georgia.

COUNT I
INFRINGEMENT OF U.S. PATENT NO. 10,561,170

38.	The allegations of each preceding paragraph are incorporated herein by reference and realleged.
39.
Healthier Choices is the assignee and owner of all right, title, and interest in the ’170 patent and Healthier Choices has the legal right to enforce the patent, sue for infringement, and seek equitable relief and damages.

40.	Pursuant to 35 U.S.C. § 282, the ’170 patent is presumed valid and enforceable, and was duly issued in full compliance with Title 35 of the United States Code.
41.	Defendants have had knowledge of Plaintiff’s assertion of infringement of the ’170 patent since at least the date of this Complaint.

42.
On information and belief, the Accused Infringing Product is “an electronic pipe” that meets the limitations of at least claim 1 of the ’170 patent, either literally or under the doctrine of equivalents. (Exh. A, col. 9:36 – col. 10:4.)

43.
On information and belief, Defendants know and specifically intend for the Accused Infringing Product to be used in a manner that meets the limitations of at least claim 5 of the ’170 patent, including by providing customers with a User Guide and/or a Quick Start Guide and/or instructing customers at retail locations located within this District.

44.
Claims 1 and 5 of the ’170 patent require an electronic pipe comprising “a battery, an electronic module, a combustible material reservoir, and a heating element fixed in the combustible material reservoir.” (Exh. A, col. 9:37- 39, col. 10:17-20.) On information and belief, the Holder portion of the Accused Infringing Product is an electronic pipe that includes a rechargeable battery that provides power to the device, including the heating blade, which is fixed within a reservoir into which a combustible material (i.e., an IQOS® Tobacco Stick) is inserted, and therefore meets these limitation of claims 1 and 5 literally or under the doctrine of equivalents. (See Exh. J at 20-22 (“The Holder, into which the Tobacco Stick is inserted, [includes a Battery and Control Electronics and] heats the tobacco material by means of an electronically controlled heating blade.”).) On information and belief the casing and support components of the Accused Infringing Product support and guide an IQOS® Tobacco Stick onto the heating blade (heating element) when it is inserted into the electronic pipe.

22

4. Your first *HeatStick* (sold separately)

Remove your charged *iQOS* Holder from the *iQOS* Pocket Charger.

Insert a *HeatStick* into your *iQOS* Holder tobacco-side down.

12

(!) Never twist or remove a *HeatStick* before fully pulling up/out the cap ⑫ from the *iQOS* Holder. Doing so will severely damage your *iQOS* Holder's heater.

Getting started

23

(!) ***iQOS* System works exclusively with *HeatSticks*.**

Never use *iQOS* Holder with a conventional cigarette, or other products/objects.

⚠ **Never light a *HeatStick* with a match, lighter or any other flame source.**

(i) *Heatsticks* are made of a filter and a tobacco plug.

Filter
Tobacco Plug

(i) After use you may notice some spots or discoloration on the *HeatStick*. This occurs during the course of normal usage.

Getting started

160407_iQOS_2.4_MK_Booklet_V41_US.indd 22-23 4/29/2016 2:41:28 PM

(Exh. L at 14.)

45.
Claim 1 of the ’170 patent further requires “combustible material loaded into the combustible material reservoir.” (Exh. A, col. 9:40-41.) On information and belief, at least placing an IQOS® Tobacco Stick into the Holder of the Accused Infringing Product meets this claiming limitation literally or under the doctrine of equivalents. (See, e.g., Exh. L, supra ¶ 44, at 14 (instructing a consumer to “[c]heck that the HeatStick is inserted correctly by having the HeatStick filter aligned with the top of the iQOS Holder cap.”).) On information and belief, when inserted into the IQOS® system’s holder, the tobacco stick is pierced by the holder’s heating blade; then, when electrical current flows through the conductive material in the heating blade, heat is dissipated and released into the surrounding tobacco. (See, e.g., Exh. J at 23, 40-41.)

46.
Further, claim 1 of the ’170 patent requires an electronic pipe “wherein the pipe is structured to transmit an electrical current from the battery to the heating element, the heating element initiating a combustion reaction in the combustible material reservoir.” (Exh. A, col. 10:1-4.) On information and belief, at least transmitting an electrical current from the battery to the heating blade in the Accused Infringing Product results in combustion of at least a portion of the IQOS® Tobacco Stick and therefore the Accused Infringing Product, when used by a consumer in the manner instructed by Defendants meets this limitation literally or under the doctrine of equivalents. (See, e.g., Exh. J at 40-41 (“the THS [Tobacco Heating System] aerosol contains substantially lower levels of HPHCs [Harmful and Potentially Harmful Constituents] compared to cigarette smoke.
Importantly, nitrogen oxides (NOx) and carbon monoxide (CO), two important combustion markers, were reduced by over 97%.”).) Thus, on information and belief, while Defendants assert that the Accused Infringing Product does not cause combustion of the IQOS® Tobacco Sticks, Defendants’ own testing concludes that 97%, not 100%, of the harmful chemicals associated with combustion are eliminated by the Accused Infringing Product, and the presence of 3% of the two important combustion markers nitrogen oxides and carbon monoxide indicates that at least some combustion occurs when the Accused Infringing Product is operated as designed and intended by Defendants.
47.
Therefore, Defendants’ importation, offer for sale, and sale of the Accused Infringing Product in combination with IQOS® Tobacco Sticks and instructions to consumers on their use directly infringes each and every limitation of at least claim 1 of the ’170 patent under 35 U.S.C. § 271(a).

48.
Further, Defendants’ importation, offer for sale, and sale of the Accused Infringing Product in combination with IQOS® Tobacco Sticks and instructions to consumers on their use contributes to and/or induces infringement of each and every limitation of at least claim 1 of the ’170 patent under 35 U.S.C.

§§ 271(b) and/or (c).

49.
On information and belief, Defendants have directly infringed, and are continuing to directly infringe, literally or under the doctrine of equivalents, at least claim 1 of the ’170 patent by importing, using, selling, offering for sale, marketing, and/or distributing the infringing IQOS® system in the United States, in violation of 35 U.S.C. § 271(a).

50.
In addition to the limitations discussed above, claim 5 of the ’170 patent also requires “loading the combustible material into the combustible material reservoir.” (Exh. A, col. 10:21-22.) On information and belief, Defendants instruct customers to load a combustible material (i.e., IQOS® Tobacco Sticks) into the Holder of the Accused Infringing Product, which, as discussed supra, includes a combustible material reservoir:

(Exh. K at 5; see also Exh. L, supra ¶ 44, at 14.) Therefore, on information and belief Defendants know and intend for consumers to operate the Accused Infringing Product in combination with the IQOS® Tobacco Sticks in a manner that satisfies this limitation of claim 5 literally or under the doctrine of equivalents.
51.
Claim 5 of the ’170 patent also requires “activating the electronic pipe such that electric current is transmitted from the battery to the heating element.” (Exh. A, col. 10:23-24.) On information and belief, Defendants instruct consumers to, after inserting an IQOS® Tobacco Stick into the Holder, turn on the Accused Infringing Product by means of a switch that “initiates the heating of the tobacco via the heating blade inserted into the tobacco plug.” (Exh. J at 23; Exh. L at 15.) Therefore, on information and belief Defendants know and intend for consumers to operate the Accused Infringing Product in combination with the IQOS® Tobacco Sticks in a manner that satisfies this limitation of claim 5 literally or under the doctrine of equivalents.
52.
Claim 5 of the ’170 patent also requires “initiating, by way of a heating element, a combustion reaction in the combustible material reservoir, the combustion reaction at least partially combusting the combustible material.” (Exh. A, col. 10:25-28.) On information and belief, Defendants understand that activating the heating element of the Accused Infringing Product after insertion of an IQOS® Tobacco Stick generates a combustion reaction. (See Exh. J at 40-41 (“the THS [(Tobacco Heating System)] aerosol contains substantially lower levels of HPHCs . . . reduced by over 97%”).) Therefore, on information and belief Defendants know and intend for consumers to operate the Accused Infringing Product in combination with the IQOS® Tobacco Sticks in a manner that satisfies this limitation of claim 5 literally or under the doctrine of equivalents.

53.
Defendants’ importation, offer for sale, and sale of the Accused Infringing Product in combination with IQOS® Tobacco Sticks and instructions to consumers on their use induces and/or contributes infringement of each and every limitation of at least claim 5 of the ’170 patent under 35 U.S.C. §§ 271(b) and/or (c).

54.
On information and belief, upon importation, sale, offer for sale, marketing, and/or distribution in the United States, Defendants directly infringe, induce others to infringe, and contribute to the infringement by others of one or more claims of the ’170 patent (including, inter alia, claim 1 and claim 5) under 35

U.S.C. §§ 271(a), (b), and (c) in this Judicial District and elsewhere.

55.
Defendants knowingly, actively induced and continue to knowingly induce third-party direct infringers—such as Defendants’ customers and end users—to practice the patented inventions of at least claim 1 or claim 5 of the ’170 patent by importing, using, selling, offering for sale, marketing, and/or distributing the infringing IQOS® system and by encouraging and facilitating infringement by creating and distributing instructional, product, technical, and marketing materials related to the infringing IQOS® system. Defendants have knowledge that the induced acts constitute patent infringement, in violation of 35 U.S.C. § 271(b).

56.
Defendants’ Accused Infringing Product, when used as designed and instructed with IQOS® Tobacco Sticks, is an apparatus especially made or adapted for an infringing use and, on information and belief, Defendants sell and have sold the Accused Infringing Product and the associated IQOS® Tobacco Sticks for use in practicing the patented inventions claimed in the ’170 patent. Defendants knowingly contributed to, and continue to contribute to, the infringement of the ’170 patent by others in this District – such as Defendants’ customers and end users – by offering for sale and selling the Accused Infringing Product and IQOS® Tobacco Sticks in this District, where the Accused Infringing Product and IQOS® Tobacco Sticks constitute a material part of the patented inventions claimed in the ’170 patent, and are not staple articles or commodities of commerce suitable for a substantial non-infringing use, in violation of 35 U.S.C. § 271(c).

57.
On information and belief, Defendants’ actions relating to the development, manufacture, importation, offer for sale, and sale of the Accused Infringing Product were done by and for the benefit of Defendants.

58.
As a result of its infringement of the ’170 patent, Defendants have damaged and continue to damage Healthier Choices. Defendants are liable to Healthier Choices in an amount to be determined at trial that adequately compensates Healthier Choices for Defendants’ infringement of the ’170 patent, which by law can be no less than a reasonable royalty.

59.
Healthier Choices seeks a judgment that Defendants directly infringe, induce infringement of, and contribute to infringement of one or more claims of the ’170 patent by the importation, distribution, offer for sale, and sale in the United States of Defendants’ IQOS® product.

DEMAND FOR JURY TRIAL

Pursuant to Fed. R. Civ. P. 38, Healthier Choices hereby demands trial by jury in this action for all issues and claims so triable.
PRAYER FOR RELIEF

WHEREFORE, Healthier Choices respectfully requests the Court to enter judgment in its favor and grant the following relief:
a)
Entry of judgment under 35 U.S.C. § 271(a) that Defendants and the manufacture, importation, offer for sale, sale, and/or use of Defendants’ IQOS® product have infringed at least one claim of the ’170 patent;

b)
Entry of judgment under 35 U.S.C. § 271(b) that Defendants manufacture, importation, offer for sale, sale, and/or use of Defendants’ IQOS® product actively induces and/or contributes to the infringement of at least one claim of the ’170 patent;

c)
Ordering Defendants to account and pay damages adequate to compensate Plaintiff for Defendants’ infringement of the ’170 patent, including pre-judgment and post-judgment interest and costs and supplement damages for any continuing post-verdict or post-judgment infringement;

d)	Ordering an accounting for any infringing sales not presented at trial and an award by the Court of additional damages for any such infringing sales;
e)	Awarding Healthier Choices its costs and expenses incurred in this Action;
f)	Granting Healthier Choices such other and further equitable relief which may be requested and to which Healthier Choices is entitled; and
g)	Granting such further relief as the Court deems appropriate.

----------Signature Page Follows----------

Dated: November 30, 2020	Respectfully submitted,

/s/Alycen Moss
Alycen Moss
Georgia Bar No. 002598 Lynnette D. Espy-Williams Georgia Bar No. 246106 Cozen O’Connor
Suite 400, 1230 Peachtree Street, NE
Atlanta, GA 30309
(404) 572-2000
Email: amoss@cozen.com
Lespy-williams@cozen.com

COZEN O’CONNOR
Tel: (202) 912-4800
Email: bgolob@cozen.com

Of Counsel:
Barry P. Golob (Pro Hac Vice to be filed) Aaron S. Lukas (Pro Hac Vice to be filed) Eric Levi (Pro Hac Vice to be filed) COZEN O’CONNOR
1200 Nineteenth Street, N.W. Washington, D.C. 20036
Tel: (202) 912-4800
Email: bgolob@cozen.com alukas@cozen.com elevi@cozen.com

Counsel for Plaintiff Healthier Choices Management Corp.

CERTIFICATE OF COMPLIANCE

Pursuant to L.R. 7.1D, the undersigned counsel certify that the foregoing has been prepared in Times New Roman 14 point, one of the four fonts and points approved by the Court in L.R. 5.1C.
/s/ Lynnette D. Espy-Williams Lynnette D. Espy-Williams Georgia Bar No. 246106
E-mail: lespy-williams@cozen.com